EXHIBIT 10.29

MEADOWS CORPORATE CENTER

ST. LOUIS, MISSOURI

STANDARD SERVICE CENTER LEASE AGREEMENT

By and Between

THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY

As Landlord

And

LACKLAND ACQUISITION II, LLC

As Tenant

LEASE INDEX

i

SERVICE CENTER LEASE

          THIS LEASE is made and entered into on this 28 day of November 2001 between THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, an Indiana corporation, (“Landlord”) and LACKLAND ACQUISITION II, LLC, a _____________limited liability company, as (“Tenant”).

ARTICLE I - LEASED PREMISES

          1.1     Demise of Leased Premises. Landlord, in consideration of the rents and of the terms and conditions hereinafter contained, does hereby lease to Tenant, and Tenant, does hereby rent from Landlord the space containing approximately 30,705 rentable square feet (“Leased Premises”). The Leased Premises is located in four (4) suites: Suite 1836A containing approximately 8,139 rentable square feet, Suite 1836B containing approximately 4,430 rentable square feet, Suite 1828 containing approximately 9,500 rentable square feet and Suite 1842 containing approximately 8,636 rentable square feet in the building known as Meadows Corporate Center II (“Building”), which is situated at Lackland Hills Parkway, St. Louis, Missouri 63146. The Building is located on the land described on Exhibit “A” (“Property”) and the floor plans of the Leased Premises are attached as Exhibit “B” and incorporated by reference.

          1.2     Condition of Leased Premises. Tenant accepts the Leased Premises in its “as is” condition except as altered by the work to be performed by Tenant as described in Exhibit “F” attached hereto and made a part hereof, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord, any employee of Landlord, Landlord’s property manager, or any agent of Landlord has made any representation as to the condition of the Leased Premises or the suitability of the Leased Premises for Tenant’s intended use. The taking of possession of the Leased Premises by Tenant shall be conclusive evidence that the Leased Premises were in good and satisfactory condition and suitable for the use intended by Tenant at the time such possession was taken. Upon request by Landlord, Tenant shall execute a commencement letter signifying such acceptance.

ARTICLE II - TERM

          2.1     Term. The term of this Lease (the “Term”) shall be for a period of seven (7) years (the “Term”), commencing August 1, 2001 (the “Commencement Date”) and ending on July 31, 2008 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Landlord and Tenant shall execute a Certificate Affirming The Lease Commencement Date in the form attached hereto as Exhibit “C”.

          2.2     Delay in Occupancy. If for any reason Landlord cannot deliver possession of the Leased Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, except the Commencement Date shall be delayed until possession of the Leased Premises delivered to Tenant and the Term shall be extended for a period equal to the delay in the delivery of the Leased

Premises, plus the number of days necessary to end the Term on the last day of a month. In the event of any delay hereunder, Landlord and Tenant shall execute and deliver an amendment hereto setting forth the revised Commencement and Expiration Dates.

          2.3     Early Occupancy. If Tenant occupies the Leased Premises prior to the Commencement Date, such occupancy shall be upon all of the terms and conditions contained herein but shall not advance the Expiration Date.

          2.4     Option to Extend Term. Provided Tenant is not in default in any of the terms, conditions or covenants of this Lease either on the date Tenant gives Landlord the renewal notice required herein or at the end of the initial Term of this Lease, Landlord hereby grants to Tenant an option to renew this Lease for one (1) five (5) year term. Such option to renew must be exercised by giving written notice to Landlord at least one hundred eighty (180) days prior to the termination of the initial Term of this Lease, and once a notice to exercise is given it is irrevocable by Tenant. If Tenant elects to exercise such renewal option, then such renewal term shall be on the same terms and conditions as contained in this Lease, except that Base Rental shall be the then prevailing market rent for comparable office buildings in the St. Louis, Missouri market.

          The “then prevailing market rent for comparable office buildings in the St. Louis, Missouri rental market” means what a landlord under no compulsion to lease the Leased Premises and a new tenant under no compulsion to lease the Leased Premises would determine as rent for the Extension Term, taking into consideration, among other relevant matters, the use permitted under the Lease, the quality, size, design and location of the Leased Premises and the rental rates for similar space in the St. Louis metropolitan market area. The parties shall endeavor in good faith to agree on the Base Rent for the Extension Term within sixty (60) days prior to the applicable renewal date. If Landlord and Tenant are unable to agree on the Base Rent for the Extension Term by such date, then the Base Rent shall be determined as hereinafter provided. Within thirty (30) days prior to the renewal date, Landlord and Tenant each shall appoint a licensed real estate appraiser (who shall be a member of the American Institute of Real Estate Appraisers) with experience in the area in which the Leased Premises are located to determine the then prevailing market rent of the Leased Premises. If either Landlord or Tenant does not appoint a licensed appraiser, and such failure continues thereafter for another ten (10) days after a second written notice from the other, the single licensed appraiser appointed shall be the sole licensed appraiser and shall set the then prevailing market rent of the Leased Premises. If two (2) licensed appraisers are appointed pursuant to this paragraph, they shall meet promptly and attempt to set the then prevailing market rent of the Leased Premises. If they are unable to agree within the thirty (30) days after the second licensed appraiser has been appointed, then each party or its appraiser shall submit its appraisal for the then prevailing market rent to a third appraiser (selected in the manner set forth below) and the third appraiser shall select one of the two submitted appraisal amounts, without any modification, as the then prevailing market rent. The third appraiser, who must meet all of the minimum licensing and experience criteria set forth above, shall be selected by the first two appraisers. Landlord and Tenant each shall bear the cost of their own licensed appraiser, and shall split equally the cost of appointing the third licensed appraiser, if necessary. If the determination of the then prevailing market rent of the Leased Premises is not completed prior to the renewal date, Tenant shall continue to pay Base Rent at the rate in effect immediately prior to the renewal date, and the parties shall promptly account for any rent differential upon determination of the then prevailing market rent of the Lease Premises.

          All other terms of this Lease shall remain the same. As used throughout this Lease, any reference to the “lease term”, “term”, or “term of this Lease” shall also include any and all renewal terms.

          2.5 Right of First Opportunity. Subject to all other options held by existing tenants of the Building and provided that Tenant is not in default hereunder at the time of Tenant’s exercise of this option, Tenant shall have the right of first opportunity (the “Right of First Opportunity”) to lease any additional space located in Building II or Building III (the “Expansion Space”), if and when such space becomes available during the initial Term of this Lease, on the following terms and conditions:

          (i)     Landlord shall notify Tenant of available Expansion Space prior to offering such Expansion Space to any other party. Tenant shall have ten (10) days from the receipt of such notification to exercise the Right of First Opportunity by sending written notice to Landlord of its intent to lease the Expansion Space or any portion thereof (the “Leased Expansion Space”);

          (ii)     at the time Tenant exercises the Right of First Opportunity and at the time Landlord delivers the Leased Expansion Space to Tenant, Tenant shall not be in default of its obligations under this Lease beyond any applicable cure period, and this Lease at that time shall be in full force and effect;

          (iii)     Tenant shall execute and deliver to Landlord within thirty (30) days after receipt thereof from Landlord an amendment to the Lease prepared by Landlord which effective with the Commencement Date of the Lease by Tenant of the Leased Expansion Space (a) adds the Leased Expansion Space to the Leased Premises, (b) increases the rentable area of the Leased Premises by the rentable area of the Leased Expansion Space and increases Tenant’s Proportionate Share accordingly, and (c) makes such other modifications of affected portions of this Lease consistent with the foregoing.

          Tenant shall accept the Leased Expansion Space “as is” and “as built”, subject to latent defects to base building and base building systems, and all leasehold improvements made by Tenant to the Leased Expansion Space shall be installed in accordance with the provision of Article IX of the Lease and at Tenant’s sole cost and expense. Tenant shall not be obligated to commence paying Rent with respect to the Leased Expansion Space until the date that is the earlier of (i) thirty (30) days after the Leased Expansion Space has been delivered to Tenant vacant, free and clear of all leases and tenancies, ready for Tenant’s leasehold improvement work, and (ii) the date that construction of leasehold improvements to the Leased Expansion Space ha been substantially completed, subject to punchlist items.

ARTICLE III - RENT

          3.1     Base Rent. Tenant shall pay rent to Landlord starting with the Commencement Date of the Lease for the use and occupancy of the Leased Premises as follows:

Period	Base Rent per SF	Monthly Base Rent	Annual Base Rent

8/1/01 - 7/31/02	$11.50	$29,425.63	$353,107.50
8/1/02 - 7/31/03	$11.75	$30,065.31	$360,783.75
8/1/03 - 7/31/04	$12.00	$30,705.00	$368,460.00
81/1/04 - 7/31/05	$12.25	$31,344.69	$376,136.25
8/1/05 - 7/31/06	$12.50	$31,984.38	$383,812.50
8/1/06 - 7/31/07	$13.00	$33,263.75	$399,165.00
8/1/07 - 7/31/08	$13.25	$33,903.44	$406,841.25

          (“Base Rent”), payable in advance, on the first day of each month during the Term hereof. The Base Rent is computed based upon 30,705 square feet of service center space as shown on Exhibit “B”. Base Rent and all other sums, whether designated additional rent or otherwise, payable to Landlord under this Lease shall be payable in U.S. Dollars at the office of Jones Lang LaSalle, or at such other place or places as Landlord may in writing direct. Tenant shall pay all rent payable under this Lease without notice or demand, both of which are expressly waived by Tenant. Tenant shall pay base Rent due under this Lease, without demand, offset or deduction.

          3.2     Additional Rent. Tenant shall pay to Landlord additional rent as provided in this Article III. All charges due and payable by Tenant other than Base Rent are herein called “Additional Rent”. The term “Rent” shall mean Base Rent and Additional Rent.

          3.3     Late Charges. Tenant’s failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The amount of such costs are difficult to ascertain, and therefore on any Rent payment not made within ten (10) days after it is due, Tenant shall pay Landlord a late charge equal to fifteen percent (15%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

          3.4     Proportionate Share. Tenant’s “Proportionate Share” as used in this Lease shall be obtained by multiplying the expense in question by a fraction, the numerator of which shall be the rentable square footage area of the Leased Premises, and the denominator of which shall be the rentable square footage area of the Building which for purposes of this Lease shall be stipulated to be 42,340 square feet. For purposes of this Lease, Tenant’s Proportionate Share is 72.52%.

          If a particular expense is incurred or charged to more than one building on the Property rather than solely to the Building, then, for the purposes of calculating Tenant’s Proportionate Share with respect to the Building, such multi-building expense shall be allocated to the Building by multiplying the expense in question by a fraction, the numerator of which shall be the rentable square footage of the Building and the denominator of which shall be the rentable square footage area of the buildings for which the expense was incurred or otherwise allocated to, with the resulting number being used to calculate Tenant’s Proportionate Share as to the Leased Premises. For purposes of this Lease, Tenant’s Proportionate Share is 17.80%.

          3.5     Real Property Taxes, Insurance and Management Fees. (a) Beginning August 1, 2001, Tenant shall pay as Additional Rent, Tenant’s Proportionate Share of the amount by which Real Property Taxes (as defined in Section 3.5(b)), Insurance (as defined in Section 3.6), and management fees paid by Landlord and relating solely to management of the Building, payable during each calendar year falling entirely or partly within the Lease Term exceed the Expense Stop Amount as defined in Section 3.9. Tenant shall make estimated monthly payments to Landlord on account of the amount by which Real Property Taxes, Insurance and management fees that are expected to be paid during each calendar year would exceed the Expense Stop Amount. Beginning August 1, 2001 and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord’s reasonable estimates of such excess and Tenant’s Proportionate Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant’s receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12th) of such share.

          (b) “Real Property Taxes” shall mean: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, government charge or tax imposed by any taxing authority against the Building or land upon which the Building is located; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Building or against Landlord’s business of leasing the Building; (iii) any tax, or charge, or assessment, or any assessment for repayment of bonds for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Building for any governmental agency; (iv) any charge or fee replacing any tax previously included within the definition of real property tax; and (v) any costs incurred by Landlord in contesting such Real Property Taxes, whether successful or not. Real Property Taxes does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes. Tenant shall pay when due all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant.

          3.6     Insurance.  Landlord shall maintain such insurance on the Building as Landlord reasonably deems appropriate (“Insurance”).

          3.7     Verification of Operating Statement Upon request by Tenant, and at Tenant’s cost and expense, Landlord shall furnish Tenant such information as may be necessary for Tenant to verify the Common Expenses (as defined in Section 4.4), Real Property Taxes, Insurance or management fees, and shall cooperate with Tenant in verifying the operating statement. No decreases in Common Expenses shall reduce Tenant’s rent below the annual Base Rent set forth in Section 3.1 of this Lease.

          If Tenant does not agree with Landlord’s operating statement, then Tenant shall have the right, if written notice of the nature and extent of such disagreement is given to Landlord not later than thirty (30) days following receipt of such statement by Tenant, and the parties are unable to resolve such disagreement by negotiation, to cause an audit to be made, not later than ninety (90) days following receipt of Landlord’s statement of Landlord’s records concerning Common Expenses, Real Property Taxes, Insurance or management fees by an independent certified public accountant designated by Landlord from a list of not less than three (3) such accountants selected by Tenant, at the expense of Tenant unless such audit discloses an error in excess of ten percent (10%) in the computation of all such costs, in which event such audit shall be at the expense of Landlord. In no event shall the independent certified public accountant making the audit be compensated on a contingent-fee basis. The results of such audit shall be binding upon Landlord and Tenant. If

Landlord receives no such notice within thirty (30) days following receipt of Landlord’s operating statement, then such statement shall be conclusively deemed to have been approved and accepted by Tenant. Pending resolution of any dispute with respect to such operating statement and Real Property Taxes, Tenant shall pay the sums shown as due on such operating statement, and if it shall be finally determined that any portion of such sums was not properly due, Landlord shall refund the appropriate sum to Tenant.

          3.8     Interest on Past Due Amounts. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount, in addition to any late charges due under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

          3.9     Expense Stop Amount. For purposes of this Lease, “Expense Stop Amount” shall be defined as Tenant’s Proportionate Share of the actual expense incurred for Real Property Taxes, insurance and management fees in the calendar year 1999.

ARTICLE IV - COMMON AREAS

          4.1     Common Areas. In this Lease, “Common Areas” shall mean all areas on the Property, which are available for the common use of tenants of the Property and which is not part of the Leased Premises or the premises of other tenants. Landlord may from time to time change the size, location, nature and use of any of the Common Areas. Tenant acknowledges that such activities may result in occasional inconvenience and such activities and changes shall be expressly permitted if they do not materially affect Tenant’s use of the Property.

          4.2     Use of Common Areas. Tenant shall have the nonexclusive right (in common with all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant’s expressed or implied permission to abide by Landlord’s rules and regulations. Tenant shall not, at any time, interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas.

          4.3     Vehicle Parking. Tenant shall be entitled to use the vehicle parking spaces allocated to Tenant on the Property without paying any additional rent. Tenant’s parking shall not be reserved and shall be limited to 123 vehicles no larger than standard size automobiles or pickup utility vehicles. Temporary parking of large delivery vehicles on the Property may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking

          4.4     CommonExpenses. Landlord shall maintain the Common Areas in good order, condition and repair. In addition to the Base Rent, Tenant shall pay its pro rata share of monthly Common Expenses (as defined below) (the “Common Expense Fee”), and is subject to annual adjustment.

          “Common Expenses” shall mean all costs incurred by Landlord in repairing, maintaining and operating the Building and the Common Areas (other than (i) expenses recoverable under Section 3.5(b) above and (ii) expenses incurred by Landlord in satisfying its obligations under Section 8.1 below). Common Expenses shall include, but are not limited to, the following: gardening and landscaping, electrical, water and sewer service, maintenance and repair associated with the Common Areas; maintenance, repair and replacement of signs; property damage, fire and other types of insurance on the Common Areas and worker’s compensation insurance; charges and assessments by the owners’ association, if any, for the Property; all personal property taxes and assessments levied on or attributable to personal property used in connection with the Common Areas, the Building or the Property; straight-line depreciation on personal property owned by Landlord and consumed or used in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas or the Building; fees for required licenses and permits; repairing, replacing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items.

ARTICLE V - USE

          5.1     Use. Tenant shall use the Leased Premises for general office purposes, and for no other purpose without the prior written consent of Landlord. Tenant will not use or occupy the Leased Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the state in which the Leased Premises are located, and all other governmental units or agencies having jurisdiction over the Property and the Leased Premises. Tenant agrees to operate its business in the Leased Premises during the entire Term and to conduct its business in a reputable manner. Tenant shall not cause, maintain or permit any outside storage on or about the Leased Premises, shall not commit or suffer any waste upon the Leased Premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building. No use shall be made or permitted to be made of the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Building or cause the cancellation of any insurance policy covering the Building, or any part thereof. Tenant shall not sell, or permit to be kept, used, in or about the Leased Premises, any article, which may be prohibited by the standard form of fire insurance policy. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance or reasonable fire and public liability insurance covering the Leased Premises, Building and appurtenances. Tenant shall restrict the number of employees, including temporary workers, permitted in the Leased Premises to no more than allowed by the prevailing building code at any given time. Tenant shall not place on any floor a load exceeding the floor load per square foot, which such floor was designed to carry. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy equipment and fixtures.

          5.2     ADA. Tenant shall at its expense make any improvements or alterations to the Leased Premises and Landlord shall at its expense make any improvements or alterations to the Common Areas required to conform with the Americans With Disabilities Act of 1990 (“ADA”) and any other laws, ordinances, orders or regulations of any governmental body or authority presently required or hereinafter enacted (except to the extent such non-compliance is the result of modifications to the Leased Premises made by Tenant). Tenant represents and warrants that the use and occupancy of the Leased Premises as contemplated by this Lease comply or will comply fully with all such laws, ordinances, and other governmental requirements.

ARTICLE VI - SECURITY DEPOSIT

          As an additional inducement to enter into this Lease and as evidence of Tenant’s intention to comply with the terms and conditions of this Lease, Tenant has deposited with Landlord a deposit in the amount of $-0- (“Security Deposit”). Landlord shall hold the Security Deposit as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease. Tenant shall not be entitled to receive interest on the monies held as a Security Deposit. The Security Deposit shall not be considered an advance payment of Base Rent, Additional Rent or other charges provided for in this Lease, nor shall the Security Deposit serve as a measure of the damages which would be suffered by Landlord in the case of a default by Tenant. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages or nonpayment of Base Rent, Additional Rent or other charges provided for in this Lease, or to satisfy any obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall deposit with Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the expiration of this Lease and if the Security Deposit has not been used as outlined above, then the balance of the Security Deposit shall be returned to Tenant within 60 days after the termination date. If Landlord transfers Landlord’s interest in the Leased Premises, Landlord may assign the Security Deposit to the transferee and thereafter have no further liability for the return of the Security Deposit. The Security Deposit shall not be assigned or encumbered by Tenant and any attempted assignment or encumbrance by Tenant (except in connection with a permitted assignment of this Lease) shall be void.

ARTICLE VII - OPERATIONS: UTILITIES: SERVICES

          7.1     Operation. Landlord shall operate the Building in accordance with standards customarily followed in the operation of comparable service center buildings in the St. Louis, Missouri area.

          7.2     Hours of Operation. Tenant shall have access to the Leased Premises 24 hours per day every day of the week.

          7.3     Utilities. Tenant agrees that it will pay all costs for gas, electric current and other utilities used or consumed upon or in connection with the Leased Premises during the term hereof and any renewals thereof, as and when charged for the same shall become due and payable.

          7.4     Interruption of Services. Landlord shall not be in default under this Lease and shall not be liable to Tenant for failure to provide services pursuant to this Article if failure to provide the services is caused by factors outside of Landlord’s control.

          7.5     No Interference. Without Landlord’s prior review and written consent, Tenant shall not install or operate any electrical, internet, satellite, microwave, or other systems that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Leased Premises or the Building. Any changes, replacements or additions to those systems made necessary by Tenant’s installation or operation of any such utility systems shall be made at Tenant’s expense. Further, no such electrical, Internet, satellite, microwave, or other systems will interfere with any other tenant in the Building or with any other buildings on the Property.

ARTICLE VIII - REPAIRS AND MAINTENANCE

          8.1     Landlord’s Obligations. Landlord shall keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon the structural components and elements, and electrical, plumbing and mechanical systems (including but not limited to sprinkler systems), of the Building and all parts and appurtenances, which are required in the normal maintenance and operation of the Building. The cost and expense of any maintenance or repair to the Building necessary due to the acts or omissions of Tenant or Tenant’s agents, employees, contractors, invitees, licenses or assignees, shall be reimbursed by Tenant to Landlord upon demand as Additional Rent. Landlord shall not be responsible for ADA compliance with respect to any improvements made to the Leased Premises by Tenant. Landlord shall not be liable for any damage or loss occasioned by Landlord’s failure to repair the Leased Premises unless it shall have failed to make such repair within a reasonable time following written notice from Tenant of the need for such repair.

          8.2     Tenant’s Obligations. Except as provided in Section 8.1, Tenant, at its sole cost and expense, shall keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance within and upon the Leased Premises, including the Tenant’s improvements, and all parts and appurtenances thereof, which are required in the normal maintenance and operation of the Leased Premises.

          If Tenant fails to maintain and repair the Leased Premises, Landlord may, on ten (10) days prior notice (except that no notice shall be required in case of emergency) enter the Leased Premises and perform such repair and maintenance on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs so incurred within thirty (30) days of receipt from Landlord of a written invoice therefor.

ARTICLE IX - ALTERATIONS: TENANT’S PROPERTY

          9.1     Alterations by Tenant. Tenant shall make no alterations, additions, replacements or improvements to the Leased Premises without the express written consent of Landlord, which consent, which consent is hereby deemed to be given in connection with the work to be performed by Tenant as contemplated in Exhibit “F” attached hereto. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Tenant. All alterations, additions or improvements to the Leased Premises made by Tenant will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, by a contractor approved by Landlord, and shall become the property of the Landlord at the expiration of the Term of this Lease. Landlord reserves the right to notify Tenant at the time Landlord approves any work that Landlord will require Tenant to remove any alteration, improvement or addition made to the Leased Premises by Tenant, and to repair and restore the Leased Premises to a condition substantially equivalent to the condition of the Leased Premises prior to any such alteration, addition or improvement. Tenant shall give Landlord at least ten (10) days’ prior written notice of the commencement of any work on the Leased Premises. Landlord may elect to record and post notices of non-responsibility on the Leased Premises.

          9.2     Contractors’ Insurance Requirements. In the event Landlord gives its approval to Tenant pursuant to Section 9.1, Tenant shall require any third party vendor or contractor performing work on the Leased Premises to carry and maintain at no expense to Landlord: (a) Commercial General Liability Insurance with a combined single limit of $1,000,000 bodily injury and property damage per occurrence; (b) Auto Liability insurance with a combined single limit of $1,000,000; and (c) Workers’ Compensation insurance in accordance with applicable state law and Employer’s Liability insurance with limits of not less than $100,000/$ 100,000/$500,000. Tenant shall obtain a Certificate of Insurance prior to commencement of work and Landlord and Tenant are to be additional insureds as respects the liability coverages.

          9.3     Tenant’s Property. Provided Tenant is not in default under the terms of this Lease, Tenant, at its expense and at any time and from time to time, may install in and remove from the Leased Premises its trade fixtures, equipment, removable walls and wall systems, furniture and furnishings, provided such installation or removal is accomplished without damage to the Leased Premises or the Building and the installation does not unreasonably interfere with the other tenants and their guests use of the Building. On or prior to the termination date, Tenant shall remove all of Tenant’s property from the Leased Premises and repair any damage to the Leased Premises caused by such removal. All property of Tenant remaining on the Leased Premises after the expiration of the Term of this Lease shall be deemed to have been abandoned and may be removed by Landlord.

ARTICLE X - HAZARDOUS MATERIALS

          10.1     Use of Hazardous Materials

          10.1(a)Tenant’s Obligations and Liabilities: Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Tenant, its agents, employees, contractors, or invitees. If Tenant’s use of Hazardous Material results in damage to the Leased Premises, the Property or Landlord, the Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs or liabilities (including, without limitation, diminution in value of the Leased Premises, damages for the loss of restriction on use of rentable or usable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing of space, and sum paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the lease Term as a result of such contamination. This indemnification of Landlord by Tenant, includes, without limitation, costs incurred in connection with any investigations of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Leased Premises resulting from Tenant’s activities. Without limiting the foregoing, if the presence of Hazardous Material on the Leased Premises caused by Tenant results in any contamination of the Leased Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Premises to the conditions existing prior to the introduction of any such Hazardous Material in the Leased Premises, provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

          10.1(b) Definition: As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste, including, but not limited to those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 261) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

          10.1(c) Inspection: Landlord and its property manager or agents shall have the right, but not the duty, to inspect the Leased Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall have the right to immediately enter upon the Leased Premises to remedy any contamination caused by Tenant’s failure to comply, notwithstanding any other provisions of this Lease. Landlord shall use its best efforts to minimize interference with Tenant’s business but shall not be liable for interference caused thereby.

          10.1(d) Default: Any default under this Paragraph shall be a material default-enabling Landlord to exercise any of the remedies set forth in this Lease.

ARTICLE XI - ASSIGNMENT AND SUBLETTING

          Tenant shall not assign, transfer or encumber this Lease or any part hereof and shall not sublet, grant licenses or concessions, nor allow any other occupant to come in, with or under Tenant, nor shall Tenant permit this Lease or the leasehold estate hereby created to become vested in or owned by any other person, firm or corporation by operation of law or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any such assignment or subletting shall only be approved under such conditions as Landlord may, in it sole discretion, determine.

           If Tenant is a corporation, then any type of transfer or assignment, whether by merger, consolidation, liquidation, or otherwise, or any change in the ownership or power to vote a majority of Tenant’s outstanding voting stock shall constitute a prohibited assignment for the purposes of this section, except for any such transfer where the person or entity with the controlling interest in Tenant continues as the person or entity with controlling interest in the transferee. Acceptance of rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord of the actions prohibited by this Section, nor as a release of Tenant from any obligation or liability under this Lease. In the event Landlord consents to an assignment or sublet by Tenant, Tenant, and any guarantor of Tenant, shall not be relieved from its obligations under this Lease.

          In lieu of giving any consent to a sublet or an assignment of all the Leased Premises, Landlord may, at Landlord’s option, elect to terminate this Lease. In the case of a proposed subletting of a portion of the Leased Premises, Landlord may, at Landlord’s option, elect to terminate the Lease with respect to that portion of the Leased Premises being proposed for subletting. The effective date of any such termination shall be 30 days after the proposed effective date of any proposed assignment or subletting.

          Notwithstanding anything to the contrary contained in this Article XI, Tenant shall have the right, upon prior written notice to Landlord, but without Landlord’s consent, to assign this Lease, or to sublet all or any part of the Leased Premises to (a) any entity resulting from a merger or consolidation with Tenant (its corporate successors or assigns), (b) any corporation succeeding to all of the business and assets of Tenant (its corporate successors and assigns), or (c) an Affiliate of Tenant (as hereinafter defined) provided that the net worth of the surviving or successor entity is at least equal to the net worth of Tenant as of the date of execution of this Lease; provided that the Tenant, to the extent that it remains in existence, remains primarily liable and the surviving or successor entity or Affiliate, as applicable, shall also assume in writing all of the obligations and liabilities of Tenant hereunder. “Affiliate” shall mean any entity that controls, is controlled by or is under common control with Tenant. For purposes of the preceding sentence, control shall be deemed to be ownership of more than fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity.

          In the event Tenant requests Landlord to consent to a proposed assignment, subletting, or encumbrance, Tenant shall pay to Landlord, whether or not such consent is ultimately given, Landlord’s reasonable administrative fee in connection with such request, which fee hall be determined by Landlord in its sole discretion, and which shall not be less than Three Hundred Dollars ($300.00) nor more than Five Hundred Dollars ($500.00) for each request for consent, plus Landlord’s reasonable attorney’s fees and costs incurred in connection with each such request. Tenant shall pay the administrative fee at the same time that it provides notice to the Landlord of Tenant’s proposed assignment, subletting or encumbrance.

ARTICLE XII - CASUALTY OR CONDEMNATION

          12.1     Partial Damage of Leased Premises. Tenant shall notify Landlord in writing within ten (10) days after Tenant becomes aware of any damage to the Leased Premises. If the damage can be completely repaired within ninety (90) days from the date of such damage, and the cost of such repairs do not exceed fifty percent (50%) of the value of the Leased Premises, Landlord shall repair the damage as soon as reasonably possible. Otherwise, Landlord may elect either to (a) repair the damage as soon as reasonably possible or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate the Lease. If the damage to the Leased Premises occurs during the last six (6) months of the Lease Term, and if such damage or destruction is not the result of the act or omission of Tenant, Landlord or Tenant may elect to terminate this Lease.

          12.2     Total or Substantial Destruction. If the Leased Premises is totally or substantially destroyed by any cause whatsoever, or if the Leased Premises is in a building which is substantially destroyed (even though the Leased Premises is not totally or substantially destroyed), this Lease shall terminate as of the date the destruction occurred. However, if the Leased Premises can be rebuilt within one (1) year after the date of destruction, Landlord may elect to rebuild the Leased Premises at Landlord’s own expense, in which case, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of the total or substantial destruction.

          12.3     Temporary Reduction of Rent. If the Leased Premises is totally or substantially destroyed, or if the Leased Premises is damaged through no fault of Tenant’s, and the Leased Premises is repaired pursuant to the provisions of this Article, Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Leased Premises is impaired. Tenant shall not be entitled to any other compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Leased Premises.

          12.4     Condemnation. If all or any portion of the Leased Premises is taken through eminent domain or sold under threat of such taking (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first and the Rent shall be adjusted accordingly. All income, rent, awards or interest derived from any such taking or condemnation shall belong to and be the property of Landlord, and Tenant hereby assigns Tenant’s interest, if any, in such award to Landlord.

ARTICLE XIII - INDEMNIFICATION AND INSURANCE

          13.1     Indemnification. The Landlord shall not in any event be responsible for loss of property from or for damage to person or property occurring in or about the Leased Premises, however caused, including but not limited to any damage from steam, gas, electricity, water, plumbing, rain, snow, leakage, breakage or overflow, whether originating in the Leased Premises, premises of other tenants, or any part of the Building whatsoever.

          Tenant agrees to indemnify and hold harmless the Landlord from and against all claims of whatever nature arising from any accident, injury or damage to person or property during the Term of this Lease in or about the Leased Premises or arising from any accident, injury or damage to personal property occurring outside the Leased Premises but within the Building or any other property of which the Leased Premises is a part, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence on the part of Tenant, or on the part of any of its licensees, agents, invitees, servants or employees. This indemnity agreement shall include indemnity against all costs, claims, expenses, penalties, liens and liabilities including attorney’s fees incurred in or in connection with any such claims or proceedings brought thereon and the defense thereof.

                     Landlord agrees to indemnify and hold harmless the Tenant from and against all claims of whatever nature arising from any accident, injury or damage to person or property during the Term of this Lease in or about the Leased Premises or arising from any accident, injury or damage to personal property occurring outside the Leased Premises but within the Building or Project, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence on the part of Landlord, or on the part of any of its licensees, agents, invitees, servants or employees. The foregoing indemnity shall not apply to claims arising out of the gross negligence or willful misconduct of Tenant, its employees, agents or contractors. This indemnity agreement shall include indemnity against all costs, claims, expenses, penalties, liens and liabilities including attorney’s fees incurred in or in connection with any such claims or proceedings brought thereon and the defense thereof.

          13.2     Tenant’s Insurance. Tenant will maintain Commercial General Liability insurance with respect to the Leased Premises naming Landlord as additional insured, with a combined single limit of $1,000,000 bodily injury and property damage per occurrence and $2,000,000 aggregate limit applicable to this location, and Auto Liability insurance with a combined single limit of $1,000,000. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Landlord shall be named as an additional insured and the insurance shall be primary to any insurance maintained by Landlord. Tenant shall deliver to Landlord a Certificate of Insurance at least seven (7) days prior to the commencement of the Term of this Lease and a renewal certificate at least seven (7) days prior to the expiration of the Certificate it renews. Said Certificate must provide thirty (30) days prior notice to Landlord in the event of material change or cancellation. Tenant also agrees to maintain broad form Commercial Property insurance coverage under ISO form CP1030 or like coverage under a non-ISO form covering all Tenant’s personal property, improvements and betterments to their full replacement value and Worker’s Compensation insurance in accordance with applicable state law and Employer’s Liability insurance with limits of not less than $100,000/$100,000/$500,000. Tenant agrees that if its use and occupancy of the Leased Premises cause the property insurer to raise premiums as a result of such use or occupancy, then Tenant will directly reimburse the Landlord for the cost of such increased premium. Tenant agrees to comply with all reasonable recommendations from any insurer of the property that result as a direct result of the Tenant’s use of the Leased Premises.

          13.3     Survival of Indemnities. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

          13.4     Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, if either party suffers a loss of or damage to property in the Leased Premises or related to this Lese, which is covered by valid and collectible insurance policies (or would be covered by policies which are required hereunder or which would be required but for any specific provisions for self-insurance or for a deductible), that party waives any claim therefor which it may have against the other party or its employees, regardless of whether negligence or fault of the latter party or its employees may have caused the loss or damage. Each party will have its appropriate insurance policies properly endorsed, if necessary, to prevent any invalidation of insurance coverage required hereunder due to these mutual waivers.

ARTICLE XIV - RIGHT OF ENTRY

          The Landlord reserves the right to use the Building and every part thereof, and Tenant shall permit access to the Leased Premises to Landlord, Landlord’s property manager or Landlord’s agents or attorneys at all reasonable times for inspection and cleaning and from time to time to repair as provided in Article VIII, maintain, alter, improve and remodel, and to add additional offices to the Building and each part thereof; provided that such access shall not unreasonably interfere with Tenant’s use and enjoyment of the Leased Premises. The Tenant shall not be entitled to any compensation, damages or abatement or reduction in Base Rent on account of any such repairs, maintenance, alterations, improvements or remodeling or adding of additional stories. The Landlord reserves the right at reasonable hours and upon advance notice to Tenant to enter, and be upon the Leased Premises for the purpose of examining same, except in a bona fide emergency when Landlord need only make a reasonable effort to inform Tenant before entering the Leased Premises. The Landlord shall have the right, at reasonable hours, and upon advance notice to Tenant, to enter upon the Leased Premises or exhibit the same to prospective tenants, lenders or insurers.

ARTICLE XV - PROPERTY LEFT ON THE LEASED PREMISES

          Upon the expiration of this Lease or if the Leased Premises should be vacated at any time, or abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such termination, vacation, or abandonment, the Tenant or Tenant’s agents, or any other person should leave any property of any kind or character on or in the Leased Premises, the property shall be deemed abandoned. Landlord, Landlord’s property manager or Landlord’s agents or attorneys, shall have the right and authority without notice to Tenant, Tenant’s agents, or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant for the abandoned property. The abandoned property shall belong to the Landlord as compensation for the removal and disposition of said property.

ARTICLE XVI - SIGNS AND ADVERTISEMENTS

          No exterior signs, advertisements, posters on windows, decorations or other fixtures shall be erected by Tenant without the prior written consent of Landlord.

ARTICLE XVII - NOTICES

          Any notice, demand, request, consent, approval or communication under this Lease shall be in writing and shall be deemed to have been duly given and received at the time and on the date when personally delivered, or one (1) day after being delivered to a nationally recognized commercial carrier service for next-day delivery or three (3) days after deposit in the United States mail, certified or registered mail with a return receipt requested, with all postage prepaid, addressed to Landlord or Tenant (as the case may be) as follows:

          If to Landlord:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY c/o Delaware Lincoln Investment Advisers Attention: Real Estate Asset Management 200 East Berry Street Fort Wayne, Indiana 46802

If to Tenant:

LACKLAND ACQUISITION II, LLC 1836 Lackland Hills Parkway St. Louis, Missouri 63146 Attn: Ben Tischler or Mike Noble

ARTICLE XVIII - MECHANIC’S LIENS

          Tenant and any vendor, contractor or subcontractor performing work on behalf of Tenant shall keep the Building, the Leased Premises, and the improvements at all times during the Term of this Lease, free of mechanic’s and materialmen’s liens and other liens of like nature. Tenant at all times shall fully protect and indemnify Landlord against all such liens or claims and against all attorneys fees and other costs and expenses growing out of or incurred by reason or on account of any such liens or claims. Should Tenant fail fully to discharge any such lien or claim, Landlord, in its sole discretion, may pay the same or any part thereof, and Landlord shall be the sole judge of the validity of said lien or claim. All amounts so paid by the Landlord, together with interest thereon at the rate of fifteen percent (15%) from the time of payment by Landlord until repayment by Tenant, shall be paid by Tenant upon demand, and if not so paid, shall continue to bear interest at the aforesaid rate, payable monthly as Additional Rent.

ARTICLE XIX - SUBORDINATION; ATTORNMENT

          19.1     Subordination. Landlord may, from time to time, grant first lien deeds of trust, security deeds, mortgages or other first lien security interests covering its estate in the Building (each a “Mortgage”). Tenant agrees that this Lease shall be subject and subordinate to each Mortgage, including any modifications, extensions or renewals thereof and advances thereunder from time to time in effect, provided that, as long as Tenant is not in default under the terms hereof, the Lease and Tenant’s right to occupy the Leases Premises shall not be disturbed. The foregoing provisions shall be self-operative, and no further instrument of subordination shall be required to make this Lease subject and subordinate to any Mortgage. Tenant shall, upon request, from time to time execute and deliver to Landlord or the holder of any Mortgage any instrument requested by Landlord or the holder of such Mortgage to evidence the subordination of this Lease to any such Mortgage.

          19.2     Attornment. Tenant agrees to recognize and attorn to any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage (including the transferee as the result of a foreclosure or deed in lieu of foreclosure), and to be bound to such party under all the terms, covenants, and conditions of this Lease, for the balance of the Term of this Lease, including any extended term, with the same force and effect as if such party were the original Landlord under this Lease.

          19.3     Confirming Agreement. Upon the request of Landlord, Tenant agrees to execute a subordination, non-disturbance and attornment agreement incorporating the provisions set forth above and otherwise in forms reasonably acceptable to Landlord.

          19.4     Mortgagee Protection. Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE XX - COMPLIANCE WITH LAW
AND RULES AND REGULATIONS

          20.1     Compliance With Laws. Except as otherwise provided herein, Tenant, at Tenant’s expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant’s use of the Leased Premises and with the recorded covenants, conditions and restrictions, regardless of when they became effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinance pertaining to air and water quality Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Leased Premises.

          20.2     Rules and Regulations. The rules and regulations attached as Exhibit “C” (“Rules and Regulations”) are Landlord’s Rules and Regulations for the Building. Tenant shall faithfully observe and comply with such Rules and Regulations and such reasonable changes therein (whether by modification, elimination, addition or waiver) as Landlord may hereafter make and communicate in writing to Tenant, which shall be necessary or desirable for the reputation, safety, care or appearance of the Building or the preservation of good order therein or the operation or maintenance of the Building or the equipment thereof for the comfort of tenants or others in the Building. In the event of a conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall control.

ARTICLE XXI - LANDLORD’S LIEN

          Intentionally omitted.

ARTICLE XXII - ESTOPPEL CERTIFICATE

          Tenant shall from time to time, upon not less than ten (10) days prior written notice by Landlord, execute, acknowledge and deliver to Landlord a statement in substantially the form attached hereto as Exhibit “D”:

          22(a) Certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications).

          22(b) Stating the dates to which the Base Rent, Additional Rent, and other charges hereunder have been paid by Tenant.

          22(c) Stating, to the best knowledge of Tenant, that Landlord is not in default in the performance of any covenant, agreement or condition contained in this Lease, and if Landlord is in default, specifying any such default of which Tenant may have knowledge.

          22(d) Stating the address to which notices to Tenant should be sent pursuant to Article XV of this Lease.

          Any such statement delivered pursuant hereto may be relied upon by any owner of the Building and/or the Leased Premises, any prospective purchaser of the Building and/or Leased Premises, any mortgagees or prospective mortgagee of the Building and/or Leased Premises, any prospective assignee of any such mortgagee, or any purchaser of Landlord, actual or prospective, of the underlying land upon which the Building and Leased Premises are located.

ARTICLE XXIII - HOLDING OVER

          If Tenant retains possession of the Leased Premises or any part thereof after the termination of this Lease by lapse of time or otherwise without any modification of this Lease or other written agreement between the parties, Tenant shall be a month-to-month tenant at two hundred percent (200%) of the Base Rent in effect on the termination date. In addition, Tenant shall pay to Landlord all direct and consequential damages sustained by Tenant’s retention of possession, including but not limited to lost rentals, leasing fees, advertising costs, marketing costs, Tenant finish expense and relocation costs. There shall be no renewal of this Lease by operation of law.

          Notwithstanding the foregoing, in the event Tenant gives Landlord six (6) months prior written notice that it intends to retain possession of the Leased Premises or any part thereof after the termination of this Lease, Tenant shall pay to Landlord one hundred fifty percent (150%) of the Base Rent in effect on the termination date for the first three (3) months of holdover and two hundred percent (200%) of the Base Rental Rate in effect on the termination date for holdover beyond the initial three (3) months of holdover.

ARTICLE XXIV - TENANT’S STATUS

          Tenant represents and warrants to Landlord that:

          24.1     Power and Authority. Tenant has the right, power and authority to execute and deliver this Lease and to perform the provisions hereof, and is, to the extent required, qualified to transact business and in good standing under the laws of the State of Missouri.

          24.2     Authorization. The execution of the Lease by Tenant, or by the persons or other entities executing them on behalf of Tenant, and the performance by Tenant of Tenant’s obligations under the Lease in accordance with the provisions hereof have been, to the extent required, duly authorized by all necessary action of Tenant.

ARTICLE XXV - DEFAULTS AND REMEDIES

          25.1     Default by Tenant. Tenant shall be in default under this Lease if:

          25.1 (a) - Tenant shall fail to pay within five (5) days of the date due hereunder any Base Rent, Additional Rent, or other payment to be made by Tenant under this Lease.

          25.1(b) - Tenant shall fail to perform or observe any of the other agreements, terms, covenants or conditions hereof and such non-performance or non-observance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant, or if such performance or observance cannot be reasonably accomplished within such thirty (30) day period and Tenant shall not in good faith have commenced such performance or observance within such thirty (30) day period or shall not diligently and continuously proceed therewith to completion.

          25.1(c) - Tenant fails to take possession of or cease to do business in or abandon any substantial portion of the Leased Premises.

          25.1(d) - Tenant becomes insolvent, or makes an assignment for the benefit of creditors; or any action is brought by Tenant seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property.

          25.1(e) - Tenant commences a voluntary proceeding under the Federal Bankruptcy Code, or any reorganization or arrangement proceeding is instituted by Tenant for the settlement, readjustment, composition or extension of any of its debts upon any terms; or any action or petition is otherwise brought by Tenant seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Tenant seeking its dissolution or liquidations of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Tenant or is not dismissed within 3 months after the date upon which it was instituted.

          25.2     Landlord Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

          25.2(a) Terminate Tenant’s right to possession of the Leased Premises, in which case Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (a) the worth at the time of the court award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (b) the worth at the time of the court award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of the court award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (d) such other amounts as are necessary to compensate Landlord for the detriment caused by Tenant’s failure to perform its obligations under the Lease, including, but not limited to, the cost of recovering possession of the Leased Premises, expenses of reletting, including necessary renovation or alteration of the Leased Premises, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used above, the “worth at the time of the court award’ is computed by allowing interest on unpaid amounts at the rate of twelve (12%) per annum, or such lesser amount as may then be the maximum lawful rate;

          25.2(b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Base Rent and Additional Rent as it becomes due hereunder.

          25.2(c) Elect to terminate the Lease. No such termination of this Lease shall affect Landlord’s rights to collect Base Rent, Additional Rent or other amounts due for the period prior to termination. In the event of any termination, in addition to any other remedies set forth above, Landlord shall have the right to recover from Tenant upon such termination an amount equal to the excess of the Base Rent, Additional Rent and other amounts to be paid by Tenant during the remaining Term of this Lease over the then reasonable rental value of the Leased Premises for the remaining Term of this Lease, discounted to present value using a reasonable discount rate.

          25.2(d) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Leased Premises is located. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy. No action taken by or on behalf of Landlord under this section shall be construed to be an acceptance of a surrender of this Lease.

          25.3     Landlord’s Costs; Attorneys Fees. Tenant shall pay all costs and expenses incurred by Landlord as a result of any breach or default by Tenant under this Lease, including court costs and attorneys fees paid by Landlord.

          25.4     Remedies Cumulative. The foregoing remedies are cumulative of, and in addition to, and not restrictive or in lieu of, the other remedies provided for herein or allowed by law or in equity, and may be exercised separately or concurrently, or in any combination, and pursuit of any one or more of such remedies shall not constitute an election of remedies which shall exclude any other remedy available to Landlord.

          25.5     Non-Waiver. Landlord’s forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any default or any remedy, and no waiver by Landlord of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any right or remedy then or thereafter existing. No failure of Landlord to pursue or exercise any of its rights or remedies or to insist upon strict compliance by the Tenant with any term or provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Landlord of the right to demand strict compliance with the terms and provisions of this Lease.

ARTICLE XXVI - MISCELLANEOUS

          26.1     No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

          26.2     No Representations by Landlord. Neither Landlord, Landlord’s property manager, or any agent or employee of Landlord has made any representations or promises with respect to the Leased Premises or Building except as set forth in this Lease, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

          26.3     Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant’s use of occupancy of the Leased Premises, and/or any claim of injury or damage.

          26.4     Severability of Provisions. If any clause or provision of this Lease shall be determined to be illegal, invalid or unenforceable under the present or future laws effective during the Term hereof, then and in that event it is the intention of the parties that the remainder of this Lease shall not be affected by the invalid clause and shall be enforceable to the fullest extent of the law, and it is also the intention of the parties to this Lease that in place of any such clause or provision that is illegal, invalid, or unenforceable there be added as a part of his Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          26.5     Interior Construction. Unless the Leased Premises are leased “as is”, the construction of the Tenant’s space, including any Tenant finish or improvements shall be completed pursuant to Exhibit “F” attached hereto.

          26.6     Relocation of Leased Premises. Intentionally omitted.

          26.7     Benefits and Burdens. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives permitted successors and permitted assigns. Landlord shall have the right, at any time and from time to time, to freely and fully assign all or any part of its interest under this Lease for any purpose whatsoever.

          26.8     Landlord’s Liability. The Obligations of the Landlord under this Lease do not constitute personal obligations of Landlord or of the individual partners, joint ventures, directors, officers, shareholders or beneficial owners of the Landlord, and Tenant shall look solely to the Building and to no other assets of the Landlord for satisfaction of any liability in respect to this Lease. Tenant will not seek recourse against Landlord or such individual entities or such other assets for such satisfaction. As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Leased Premises or the leasehold estate under a ground lease of the Leased Premises at the time in question. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee, by actual transfer or appropriate credits, all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

          26.9     Brokerage. This Lease has been negotiated through the agency of Colliers Turley Martin Tucker, whose fees or commissions shall be paid by Landlord. Each party warrants and represents to the other that no other broker was involved with the leasing of the Leased Premises or the negotiation of this Lease or is entitled to any commission in connection herewith, and each party agrees to indemnify and hold the other harmless against any other claims (including court costs and attorneys fees) for commissions by any other broker. Tenant and Landlord shall execute the Agency Relationship Confirmation attached hereto as Exhibit G.

          26.10     Recording. Tenant shall not record this Lease without Landlord’s prior written consent, and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder. Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord a short-form memorandum of this Lease for recording purposes.

          26.11     Governmental Surcharge. Tenant agrees to pay as Additional Rent upon demand, its Proportionate Share of any parking charges, regulatory fees, utility surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, municipal or local government authority in connection with the use or occupancy of the Leased Premises or the parking facilities serving the Leased Premises.

          26.12     Surrender of Premises. Upon termination of this Lease, by expiration of Term, or otherwise, Tenant shall redeliver to Landlord the Leased Premises broom clean and in good order and condition, ordinary wear and tear excepted. Tenant shall remain liable for holdover rent until the Leased Premises shall be returned in such order to Landlord.

          26.13     Interpretation. The captions of the Sections and Articles of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the contents of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Leased Premises with Tenant’s expressed or implied permission.

          26.14     Entire Agreement. It is understood that there are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understanding, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none hereof shall be used to interpret or construe this Lease. All amendments to this Lease shall be in writing and signed by all parties. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

          26.15     Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant’s obligation to pay Basic Rent, Additional Rent or any other amount payable to Landlord hereunder.

          26.16     Choice of Law. The laws of the State of Missouri shall govern the validity, performance and enforcement of this Lease.

          26.17     Submission of Lease. The submission of this Lease to Tenant for examination does not constitute an offer to lease or a reservation of space. No agreement between Landlord and Tenant relating to the leasing of the Leased Premises shall become effective or binding until executed by both parties and received by Tenant.

          26.18     Time of Essence. Time of the essence with respect to each of Tenant’s obligations hereunder.

          26.19     Financial Statements. Tenant acknowledges that it has provided Landlord with its financial statement(s) as a primary inducement to Landlord’s agreement to lease the Leased Premises to Tenant, and that Landlord has relied on the accuracy of said financial statement(s) in entering into this Lease. Tenant represents and warrants that the information contained in said financial statement(s) is true, complete and correct in all material aspects, and agrees that the foregoing representations shall be a precondition to this Lease.

          At the request of Landlord, Tenant shall, not later than ninety (90) days following the close of each fiscal year of Tenant during the Term of this Lease, furnish to Landlord a balance sheet of Tenant as of the end of such fiscal year and a statement of income and expense for the year then ended, together with an opinion of an independent certified public accountant satisfactory to Landlord or, at the election of Landlord, a certificate of the chief financial officer, owner or partner of Tenant to the effect that the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and which fairly present the financial condition and results of operations of Tenant as of and for the periods covered.

          26.20     Termination of Megapath Lease. The obligations of the parties under this Lease are subject to (i) the termination of that certain Lease between Landlord and Phoenix Data Systems, Inc., dated July 29,1999, as amended by First Amendment to Office Lease dated March 1, 2000 and (ii) the vacation of Suite 1842 by Phoenix Data Systems, Inc. prior to August 1, 2001.

          26.21     Termination of Hagemeyer Lease and Sublease. The obligations of the parties under this Lease are subject to(i) termination of that certain Lease between Landlord and Hagemeyer Consumer Products, Inc. dated April 20, 1994, as amended by First Amendment to Lease dated April 22, 1997 and (ii) termination of that certain Sublease Agreement between Hagemeyer Consumer Products, Inc. and Healthcare Strategic Initiatives, L.L.C. dated April 22, 1997.

          26.22     Termination of Existing Lease. Upon execution of this Lease by Landlord and Tenant, all obligations of Tenant under the leases between Landlord and Healthcare Strategic Initiatives of Kansas City, Inc., dated March 17, 2000 and Healthcare Strategic Initiatives, LLC, dated April 21, 1999 shall terminate. Tenant agrees that it shall be responsible for the pro rata share of any operating expenses as outlined in these leases up to and including the termination date of these leases.

          IN WITNESS WHEREOF, these presents have been executed as of the day and year first above written.

Landlord

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

	By:	Delaware Lincoln Investment Advisers, a series of Delaware Management Business Trust, Attorney-in-Fact

By:

Printed Name: Rita A Glass
Title: Second Vice President
Date: 11/28/01

Tenant

LACKLAND ACQUISITION II, LLC

By:

Printed Name: Ben Tischler
Title: Manager
Date: 11.13.01

EXHIBIT A

LEGAL DESCRIPTION

[TO BE ADDED BY LANDLORD]

EXHIBIT B

FLOOR PLAN

[TO BE ADDED BY LANDLORD]

EXHIBIT C

CERTIFICATE AFFIRMING THE LEASE COMMENCEMENT DATE

          This Certificate is being provided pursuant to Section 2.1 of that certain lease agreement dated ____________________, 2001 (the “Lease”), by and between THE LINCOLN NATIONAL LIFE INSURANCE COMPANY and Lackland Corporation II, LLC. The parties to the Lease desire to confirm the following:

1.	The Lease Commencement Date is ________________, 2001.

2.	The initial term of the Lease shall expire on ______________________, 2008.

          Attached to this Certificate is evidence of payment of premiums for all insurance required pursuant to Section 13.2 of the Lease,

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal on _____________________, 2001.

LANDLORD:

THE LINCOLN NATIONAL LIFE INSURANCE
COMPANY

By:	Delaware Lincoln Investment Advisers, a series of Delaware Management Business Trust, Attorney-in-Fact

By:

TENANT:

LACKLAND ACQUISITION II, LLC

By:

EXHIBIT D

RULES AND REGULATIONS

          The Rules and Regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term “Tenant” is used in these Rules and Regulations, it shall be deemed to include Tenant, its employees or agents, and any other persons permitted by Tenant to occupy or enter the Leased Premises. Landlord may from time to time modify the following Rules and Regulations.

          1.          The sidewalks, entryways, passages, and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Leased Premises. Tenant shall not have the right to remove any obstruction or any such item without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant.

          2.          Landlord may restrict access to and from the Leased Premises and the Building outside the ordinary business hours of the Building for reasons of building security. Landlord may require identification of persons entering and leaving the Building and, for this purpose, may issue building and/or parking passes to Tenants of the Building.

          3.          The Landlord and/or Landlord’s property manager may at all times keep a pass key to the Leased Premises, and shall at all times be allowed admittance to the Leased Premises; subject, however, to Tenant’s reasonable security requirements which may prohibit access except when accompanied by Tenant’s authorized security personnel.

          4.          Subject always to Tenant’s reasonable security requirements, no additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless written consent of Landlord shall first have been obtained. Landlord will furnish a reasonable number of keys to the Leased Premises and Tenant shall not have any duplicate key made. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys.

          5.          The delivery or shipping of merchandise and supplies to and from the Building and Leased Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the property operation of the Leased Premises.

          6.          In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Leased Premises and Building during the continuance of the same by closing of the doors or otherwise, for the safety of the Tenants and protection of property in the Leased Premises and Building.

          7.          Landlord reserves the right to exclude or expel from the Leased Premises or Building any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

          8.          Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Leased Premises are a part.

          9.          Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

          10.        Landlord shall have the right to control and operate the public portion of the Building and any public facilities, as well as facilities furnished for the common use of the Tenants, in such manner as it deems best.

          11.        During the entire Term of this Lease, Tenant shall, at its expense, install and maintain under all caster chairs a chair pad or carpet caster to protect the carpeting.

          12.        Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling on the Leased Premises. Tenant shall not grant any concessions, licenses, or permission for the sale or taking of orders for food, beverages, services or merchandise in the Building, nor install or permit the installation, use of any machine or equipment for dispensing food, beverages, services or merchandise, or permit the preparation, serving, distribution or delivery of food, beverages, services or merchandise without the approval of Landlord and in compliance with arrangements prescribed by Landlord.

          13.        No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name and notice without notice to and at the expense of Tenant. At all times and at its sole discretion, Landlord shall have the express right to control signage outside the Building.

          14.        Except with the prior written consent of the Landlord, no personnel or persons other than those approved by Landlord shall be permitted to enter the Building or Leased Premises for the purpose of cleaning, maintaining, servicing, replacing or repairing the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

          15.        Tenant shall see that the doors of the Leased Premises are closed and securely locked before leaving the Leased Premises and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Leased Premises.

          16.        The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant who shall, or whose employees, agents, or invitees shall, have caused it.

          17.        If a Tenant desires telegraphic or telephonic connections, burglar alarms, or similar services, the Landlord, at the sole cost of Tenant, will direct the electricians approved by Landlord as to where the wires are to be introduced and without such direction no boring or cutting for wires shall be permitted.

          18.        No animal or bird shall be allowed in any part of the Leased Premises (except to assist the handicapped) without the consent of the Landlord.

          19.        The Tenant and his employees shall not park cars on the street or internal drives of the Property of which the herein Leased Premises is a part or in any alley or court in the Property of which the herein Leased Premises is a part. Where there is a rear entrance, all loading and unloading of goods shall be made at the rear entrance. The Tenant and his employees shall park their cars in areas as designated by the Landlord from time to time. All trucks, vans and other delivery vehicles shall be required to park at the rear of the Building. The Tenant further agrees that upon written notice from the Landlord he will, within five (5) days, furnish the state automobile license numbers assigned to his car and the cars of all his employees.

          20.        Bicycles or other vehicles shall not be permitted anywhere inside the Building or on the sidewalks outside the Building, except in those areas designated by Landlord for bicycle parking.

          21.        Tenant shall not allow anything to be placed or stored on the outside of the Building, nor shall Tenant throw anything out of the windows or doors.

          22.        No windows, shades, blinds, screens or draperies will be attached or detached by Tenant and no awnings shall be placed over the windows without Landlord’s prior written consent. Tenant agrees to abide by Landlord’s rules with respect to maintaining uniform curtains, draperies and linings at all windows and hallways so that the Building will present a uniform exterior appearance. Tenant will use its best efforts to have all curtains, draperies and blinds closed at the end of each day in order to help conserve energy. Except in case of fire or other emergency, Tenant shall not open any outside window because the opening of windows interferes with the proper functioning of the Building heating and air conditioning systems.

          23.        Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Leased Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s absolute discretion. The use of oil, gas or flammable liquids other than those supplied by the Landlord for heating, air conditioning, lighting or any other purpose is expressly prohibited. Explosives and other articles that are deemed extra hazardous should not be brought into the Building.

          24.        Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented to such work being done outside of such times. If Tenant desires to have such work done by Landlord’s employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours Tenant shall pay the extra cost of such labor.

          25.        Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Leased Premises or of the Building, and any defacement, damage or injury caused by Tenant shall be paid for by Tenant, due and payable upon demand by Landlord.

          26.        No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner, as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

          27.        Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Leased Premise, or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein.

          28.        Cooking shall not be done or permitted by any Tenant on the Leased Premises, nor shall the Leased Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper objectionable or immoral purposes.

          29.        Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

          30.        Tenant will at all times cooperate with Landlord in preserving a first class image of the Building.

          31.        Landlord reserves the right to change these rules and to make such other and farther reasonable rules and regulations either as it affects one or all tenants as in its judgment from time to time may be needed for the safety, care and cleanliness of the Leased Premises and the Building, or for the preservation of good order therein or for any other cause, and when changes are made, such modified or new rules shall be deemed a part hereof, with the same effect as if written herein, when a copy shall have been delivered to the Tenant or left with some person in charge of the Leased Premises.

INITIAL	INITIAL
Tenant	Landlord

EXHIBIT “E”

ESTOPPEL CERTIFICATE

                                     ____________________, 200_

To:

Re:	Lease Agreement with The Lincoln National Life Insurance Company for premises located in Meadows Corporate Center in St. Louis, Missouri

Gentlemen:

The undersigned, as Tenant (“Tenant”) under that certain Lease Agreement with The Lincoln National Life Insurance Company as Landlord (“Landlord”), dated ____________________ (the “Lease”), hereby ratifies the Lease and states, represents, warrants, and certifies as follows:

1.

Tenant entered into occupancy of those premises in <project name> (the “Project”) containing approximately _________ square feet, known as Building ___________, Space ______, as more particularly identified in the Lease (the “Premises”), on _____________, and is in full and complete possession of the Premises.

2.

All improvements, alterations or additions to the Premises to be made by Landlord, if any, have been completed to the satisfaction of Tenant. All contributions to be made by Landlord for improvements to the Premises, if any, have been paid in full to Tenant.

3.	The term of the Lease commenced on ______________, and expires on _______________.

4.

The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated ____________________________), and the Lease and such agreements, if any, represent the entire agreement between the parties with respect to the Premises.

5.	Tenant has no right or option to (i) extend the term of the Lease, (ii) lease additional space in the Project, or (iii) purchase the Project or any part thereof (except for _______________________).

6.	Base Rent in the amount of $_______________ per year is currently due and payable under the Lease.

7.	Tenant has paid a security deposit under the Lease to Landlord in the amount of $___________.

8.	Base Rent for _____________, ________ has been paid.

9.	No rent under the Lease has been paid more than thirty (30) days in advance.

10.

To the best of Tenant’s knowledge, here is no existing default on the part of either Landlord or Tenant in any of the terms or conditions of this Lease, and no event has occurred which, with the passage of time or delivery notice, or both, would constitute such a default.

11.

To the best of Tenant’s knowledge, all conditions and obligations under the Lease to be performed by Landlord have been performed and on this date Tenant has no existing defenses, counterclaims or offsets against the enforcement of the Lease by Landlord.

12.

To the best of Tenant’s knowledge, there are no actions, whether voluntary or, to its knowledge, otherwise, pending against Tenant (or any guarantor of Tenant’s obligations pursuant to the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof.

13.

To the best of Tenant’s knowledge, there is no apparent or likely contamination of the Premises by hazardous materials or toxic substances and Tenant does not use, nor has Tenant disposed of any such materials or substances in violation of Environmental Laws.

Tenant hereby acknowledges and agrees that Landlord and any purchaser, mortgagee or beneficiary under a deed of trust, and their respective successors and assigns may rely upon this certificate.

Very truly yours,

By:

Title:

EXHIBIT “F”

TENANT CONSTRUCTION

Tenant Improvement Allowance. Landlord shall allocate for Tenant a sum representing $1.00 per usable square foot (totaling $30,705.00) (the “Tenant Improvement Allowance”) to be applied toward improvements and related costs to the Leased Premises (to be approved by Landlord, which approval shall not be unreasonably conditioned, delayed or withheld), including all demolition, construction and millwork costs, contractor fees, as well as associated architectural and engineering fees, dumpster service, soft costs (including, but not limited to, permit fees, escrow fees, specialty consulting fees). Tenant may hire its own architect and contractors, subject to Landlord’s reasonable approval. To the extent that funds allocated are not necessary for completion of the tenant improvements and expenses as described above, said funds shall remain the property of Landlord. To the extent tenant improvements exceed the Tenant Improvement Allowance, Tenant agrees to make such payments directly to the contractor(s).

EXHIBIT G

Agency Relationship Confirmation

Property Address:            1836A, 1836B, 1828 and 1842 Lackland Hill Parkway, St. Louis, MO 63146

Part I. Landlord’s Agent/Subagent

To Prospective Tenant: Tenant understands that Colliers Turley Martin Tucker (listing broker firm name) and its salespersons are acting on behalf of Landlord. Tenant acknowledges that (a) disclosure of this relationship was communicated no later than the first showing of the property, or immediately upon the occurrence of a change to the relationships if required by rule or regulation, and (b) they have received a Missouri Broker Disclosure Form. Compensation to Landlord’s agent(s) will be paid by Landlord.

Tenant: Lackland Acquisition II, LLC

Signed	Date	11.13.01

Landlord’s Agent(s):

Firm Name: Colliers Turley Martin Tucker

Signed	Date	11/14/01

Part II. Tenant’s Agent

To Landlord: Landlord understands that N/A
Check one

☐	Tenant(s) (broker firm name - list above) and its salespersons are acting on behalf of Tenant
or
☒	Tenant is representing itself, i.e.: Tenant does not have a broker.

Landlord acknowledges that (a) disclosure of this relationship was communicated no later than the first showing of the property, or immediately upon the occurrence of a change to the relationships if required by rule or regulation, and (b) they have received a Missouri Broker Disclosure Form. Compensation to Tenant’s agent, if any, will be paid by N/A.

Landlord: The Lincoln National Life Insurance Company

Signed	Date	11/28/01

Tenant’s Agent and/or Tenant: Lackland Acquisition II, LLC

Signed	Date	11.13.01